[LOGO]                                               DELUXE CORPORATION
DELUXE                                               P.O. BOX 64235
                                                     ST. PAUL, MN 55164-0235
                                                     (651) 483-7111
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N  E  W  S      R  E  L  E  A  S  E                  FOR ADDITIONAL INFORMATION:
                                                     STUART ALEXANDER
                                                     Vice President
                                                     Investor Relations
                                                     (651) 483-7358

                                                     DOUGLAS J. TREFF
                                                     Senior Vice President
January 2, 2001                                      Chief Financial Officer
                                                     (651) 787-1587



                DELUXE CORPORATION COMPLETES SEPARATION OF eFUNDS

St. Paul, Minn. -- Deluxe Corporation (NYSE: DLX) announced today it has completed the separation of eFunds Corporation through the distribution of all of its 40,000,000 shares of eFunds Corporation (Nasdaq: EFDS) stock.

On November 30, 2000, Deluxe's board of directors declared a distribution of eFunds common stock owned by Deluxe to all holders of Deluxe Corporation common stock as of 5:00 p.m., central standard time, on December 11, 2000 (the record date). The distribution was completed at the close of business on Friday, December 29, 2000. Deluxe shareholders were issued .5514 shares of eFunds Corporation common stock for each share of Deluxe common stock held. Cash will be issued in lieu of fractional shares. As a result of this distribution, eFunds Corporation is now a completely independent company.

"This is truly a great day for both Deluxe and eFunds," said J.A. Blanchard, III, former chairman and CEO of Deluxe, and now the chairman and CEO of eFunds. "The separation will allow both companies the opportunity to maximize their shareholder value."

Lawrence J. Mosner, the new chairman and CEO of Deluxe echoed that sentiment. "The spin-off of eFunds is in keeping with Deluxe's stated intent to enhance value to our shareholders. Many people have put in a lot of work to make this happen, bringing us to a point where we can fully unleash the power of each individual company," Mosner said.

CALCULATING COST BASIS
During the week of December 18, an information statement was mailed to Deluxe shareholders, and included information on the distribution ratio, as well as information on how to calculate the tax basis for Deluxe and the eFunds shares received as a dividend. This same information is available at www.dlx.com. A toll-free information line has also been set up for shareholders' questions (866-902-4573).


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ABOUT DELUXE
Deluxe Corporation provides checks and related products to financial services companies, consumers and small businesses through multiple distribution channels. Since its beginning in 1915, Deluxe has been instrumental in shaping the payments industry and serving financial services companies by focusing on consumers and small businesses. The company is headquartered in St. Paul, Minn. More information about Deluxe can be found at www.deluxe.com.

ABOUT eFUNDS
eFunds delivers innovative, reliable and cost-effective technology solutions to meet its customers' payment and risk management, e-commerce and business process improvement needs. eFunds provides its services to financial institutions, financial services companies, electronic funds networks, retailers, government agencies, e-commerce providers and other companies around the world. For more information, visit www.efunds.com.



STATEMENTS MADE IN THIS RELEASE CONCERNING THE COMPANY'S OR MANAGEMENT'S INTENTIONS, EXPECTATIONS, OR PREDICTIONS ABOUT FUTURE RESULTS OR EVENTS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE NECESSARILY SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY FROM STATED EXPECTATIONS, AND SUCH VARIATIONS COULD BE MATERIAL AND ADVERSE. FACTORS THAT COULD RESULT IN SUCH A VARIATION INCLUDE, BUT ARE NOT LIMITED TO, THE INHERENT UNRELIABILITY OF EARNINGS, REVENUE AND CASH FLOW PREDICTIONS DUE TO NUMEROUS FACTORS, INCLUDING MANY BEYOND THE COMPANY'S CONTROL, POTENTIAL DIFFICULTIES, DELAYS AND UNANTICIPATED COSTS AND EXPENSES INHERENT IN THE DEVELOPMENT AND MARKETING OF NEW PRODUCTS AND SERVICES, COMPETITIVE FACTORS, AND THE NUMEROUS RISKS AND POTENTIAL ADDITIONAL COSTS, DISRUPTIONS AND DELAYS ASSOCIATED WITH THE REORGANIZATION AND SEPARATION OF THE TWO COMPANIES, AND THE ESTABLISHMENT OF NEW BUSINESS VENTURES AND E-COMMERCE BUSINESS INITIATIVES. FURTHER, THE SEPARATION OF THE TWO COMPANIES MAY DISRUPT ONE OR MORE OF THE COMPANY'S OR eFUNDS' CUSTOMER RELATIONSHIPS. THERE ALSO CAN BE NO ASSURANCE THAT THE SEPARATION OF THE COMPANY AND eFUNDS WILL RESULT IN INCREASED VALUE TO THE COMPANY'S OR eFUNDS' SHAREHOLDERS FOR MANY REASONS, INCLUDING PREVAILING MARKET CONDITIONS AND POTENTIAL DISPOSITIONS BY HOLDERS OF THE COMMON STOCK OF EITHER COMPANY OR THAT THE SEPARATION WILL ACHIEVE THE DESIRED LEVEL OF EFFICIENCY OR EXPENSE AND COST SAVINGS IN THE COMPANY'S OR eFUNDS' OPERATIONS. ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S CURRENT EXPECTATIONS IS CONTAINED IN THE COMPANY'S FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000.


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